UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 28, 2011

VECTOR GROUP LTD.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-5759	65-0949535
(Commission File Number)	(I.R.S. Employer Identification No.)

100 S.E. Second Street, Miami, Florida	33131
(Address of Principal Executive Offices)	(Zip Code)

(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Cure of NYSE Stock Market Listing Deficiency – Section 303A.01

On November 28, 2011, Vector Group Ltd. (the "Company") notified the New York Stock Exchange (“NYSE”) that, due to the resignation of Robert J. Eide from the Board of Directors of the Company, the Company currently has three independent directors and three non-independent directors and, accordingly, does not have a majority of independent directors pursuant to Section 303A.01 of the NYSE Listed Company Manual. Section 303A.01 requires listed companies to have a majority of independent directors.

On November 28, 2011, the Company was advised by the staff of the NYSE that if its deficiency is not cured by December 5, 2011, the Company will be deemed noncompliant with Section 303A.01. On November 30, 2011, the Board of Directors voted to appoint Stanley S. Arkin to serve as a Director of the Company. His experience is described in Item 5.02. His nomination was approved by the Company's Corporate Governance and Nominating Committee, which is comprised of two independent directors. Mr. Arkin has accepted the appointment. Accordingly, the Company has cured the deficiency and is fully compliant with all NYSE Listing Rules, including Section 303A.01.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 28, 2011, Mr. Eide notified the Company of his resignation as a director of the Company effective immediately. Mr. Eide's resignation was not a result of any disagreement with the Company or its executive officers, or any matter relating to the Company's operations, policies or practices.

Effective November 30, 2011, upon the recommendation of the Company's Corporate Governance and Nominating Committee, the Company's Board of Directors appointed Mr. Arkin to fill the vacancy created by the resignation of Mr. Eide and to serve until his successor is duly elected and qualified. The Company's board has appointed Mr. Arkin to the Company’s Corporate Governance and Nominating Committee. Mr. Arkin's law firm, Arkin Kaplan Rice LLP, based in New York, NY, has been engaged to perform legal services for the Company and certain of its affiliates in the past and may be so engaged in the future. The fees received for such legal services in 2010 were approximately $130,000. There were no arrangements or understandings pursuant to which Mr. Arkin was appointed as a director. Mr. Arkin's compensation for his services as an independent director will be consistent with the Company's compensation practices for non-employee directors described in the Company's Definitive Proxy Statement on Schedule 14A filed with the United States Securities and Exchange Commission on April 4, 2011, under the caption “Non-Employee Director Compensation In Fiscal Year 2010.

Mr. Arkin, 73, is the founding member and the senior partner of the law firm of Arkin Kaplan Rice LLP and is Chairman of The Arkin Group, a private intelligence agency. Mr. Arkin was a member of the Board of Directors of Authentic Fitness Corp from 1995 to 1998. He is a member of the Council on Foreign Relations, and has served on or chaired numerous committees in other professional organizations, such as the American College of Trial Lawyers, the Judicial Conference of the State of New York, the Association of the Bar of the City of New York, the American Bar Association, the New York State Bar Association, and the New York County Lawyers Association.

Mr. Arkin’s pertinent experience, qualifications, attributes and skills include his managerial experience, financial literacy and the knowledge and experience he has attained through his career in the legal profession as well as his service as a director of a publicly-traded corporation.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.

By:	/s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Vice President, Treasurer and Chief Financial Officer
Date: November 30, 2011

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